Rule 10f-3 Transactions
Quarter Ended March 31, 2004

Schwab International MarketMasters Fund
Sub-Adviser:	American Century Investment
Management, Inc.


Name of Security:	Linktone Ltd.
1.Eligible for purchase?
				  X Yes
No
Total Offering:		US$85,960,000.00
2.Lowest price paid by any purchaser?
				  X Yes
No
Total Purchased:	US$28,000.00
3. Purchased on first date on which
sales were made?		  X Yes
No
Price/Unit:		US$14.00
4.Reasonability test passed?
			  X Yes	    No
Trade date:		03/03/2004
5.Less than 25% of total offering
amount?			  X Yes
No
Purchased from:	Credit Suisse First Boston
6.No compensation to affiliated broker?
				  X Yes
No
Other syndicate members (list names):Credit
Suisse First Boston LLC, J.P. Morgan
Securities, Inc., Piper Jaffray & Co. and CLSA
Lmited
7.Firm commitment underwriting?
			  X Yes	    No















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